                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                                    FORM 8K/A

                       AMENDMENT TO APPLICATION OR REPORT

                  Filed pursuant to Section 12, 13, or 15(d) of
                       The Securities Exchange Act of 1934


                             TJ INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                      0-7469                  82-0250992
- --------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                    File Number)           Identification No.)

380 E. ParkCenter Boulevard, Suite 300, Boise, Idaho               83706
- --------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated October 11, 1994 as set forth in the pages attached hereto:

     Item 7 (a)     Financial statements of businesses acquired

     Item 7 (b)     Pro forma financial information

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        TJ INTERNATIONAL, INC.
                                        (Registrant)

Date:     December 23, 1994             By: /s/ Valerie A. Heusinkveld
                                            --------------------------
                                             Valerie A. Heusinkveld
                                             Vice President & Chief
                                               Financial Officer

Item 7 (a)     Financial Statements of Businesses Acquired

Audited balance sheet of the SealRite Windows, Inc. and Oldach Window Corp., as of December 31, 1993, and the related audited statements of income and cash flows for the year ended December 31, 1993, and notes to financial statements thereto.

                             SEALRITE WINDOWS, INC.

                                       AND

                               OLDACH WINDOW CORP.

                                -----------------












                     REPORT ON AUDIT OF FINANCIAL STATEMENTS

                      for the years ended December 31, 1993

To the Shareholders of
SealRite Windows, Inc. and Oldach Window Corp.


We have audited the accompanying individual and combined balance sheets of SealRite Windows, Inc. and Oldach Window Corp. as of December 31, 1993, and the related individual and combined statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the individual and combined financial position of SealRite Windows, Inc. and Oldach Window Corp. as of December 31, 1993 and the individual and combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




700 Cornhusker Plaza                    /s/ Coopers & Lyband
Lincoln, Nebraska                       -----------------------------
February 15, 1994

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                 BALANCE SHEETS
                                December 31, 1993

                                   ----------


                                     ASSETS


                                                        SealRite      Oldach
                                                        Windows,      Window
                                                          Inc.        Corp.     Eliminations   Combined
                                                        --------      ------    ------------   --------
Current assets:
  Cash (Note 2)                                        $    5,878   $   13,646    $    -     $    19,524
  Accounts receivable, net of allowance for doubtful
      accounts of $175,000 and $31,161, respectively
      (Note 4)                                          2,628,208    2,217,721         -       4,845,929
  Due from affiliate                                         -         171,338     (171,338)        -
  Inventories (Notes 3 and 4)                           2,205,568    3,525,701     (116,260)   5,615,009
  Prepaid expenses and deposits                            38,924      317,570         -         356,494
                                                       ----------   ----------    ---------   ----------

          Total current assets                          4,878,578    6,245,976     (287,598)  10,836,956
                                                       ----------   ----------    ---------   ----------

Property, plant and equipment, at cost (Note 4):
  Land                                                    206,556      100,000         -         306,556
  Buildings                                             1,045,150         -            -       1,045,150
  Machinery and equipment                                 383,064      820,922         -       1,203,986
  Office furniture and equipment                           67,926      290,957         -         358,883
  Motor vehicles                                           43,520      230,733         -         274,253
  Computer                                                188,657         -            -         188,657
  Leasehold improvements                                     -         388,203         -         388,203
                                                       ----------   ----------    ---------   ----------

                                                        1,934,873    1,830,815         -       3,765,688

      Less accumulated depreciation                       838,370      512,963         -       1,351,333
                                                       ----------   ----------    ---------   ----------

                                                        1,096,503    1,317,852         -       2,414,355

Other assets                                               50,278      106,819         -         157,097
                                                       ----------   ----------    ---------   ----------

                                                       $6,025,359   $7,670,647    $(287,598) $13,408,408
                                                       ----------   ----------    ---------   ----------
                                                       ----------   ----------    ---------   ----------

                     The accompanying notes are an integral
                        part of the financial statements.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                December 31, 1993

                                   ----------


                                   LIABILITIES



                                                        SealRite      Oldach
                                                        Windows,      Window
                                                          Inc.        Corp.     Eliminations   Combined
                                                        --------      ------    ------------   --------
Current liabilities:
  Bank notes payable (Note 4)                          $  340,000   $1,601,265   $     -     $ 1,941,265
  Accounts payable                                        722,589      718,539         -       1,441,128
  Due to affiliate                                        171,338         -        (171,338)        -
  Accrued expenses                                        608,028      672,630         -       1,280,658
  Current maturities of long-term debt (Note 4)           311,676      499,587         -         811,263
  Current maturities of capitalized lease obligations
      (Note 6)                                               -          13,384         -          13,384
                                                       ----------   ----------   ----------   ----------

          Total current liabilities                     2,153,631    3,505,405     (171,338)   5,487,698

Long-term debt (Note 4)                                 1,243,065      306,201         -       1,549,266
Capitalized lease obligations (Note 6)                       -          31,371         -          31,371
Minority interest                                            -            -         871,601      871,601
                                                       ----------   ----------   ----------   ----------

                                                        3,396,696    3,842,977      700,263    7,939,936
                                                       ----------   ----------   ----------   ----------


Commitments (Note 6)

                              STOCKHOLDERS' EQUITY

Capital stock (Note 7)                                        915      454,000     (106,690)     348,225
Capital stock subscribed, 85 shares                            85         -            -              85
Additional paid-in capital                                141,857      253,142      (59,488)     335,511
Retained earnings                                       2,658,861    3,120,528     (821,683)   4,957,706
                                                       ----------   ----------   ----------   ----------

                                                        2,801,718    3,827,670     (987,861)   5,641,527

Treasury stock, at cost                                   (45,330)        -            -         (45,330)
Stock subscriptions receivable                           (127,725)        -            -        (127,725)
                                                       ----------   ----------   ----------   ----------

                                                        2,628,663    3,827,670     (987,861)   5,468,472
                                                       ----------   ----------   ----------   ----------

                                                       $6,025,359   $7,670,647    $(287,598) $13,408,408
                                                       ----------   ----------   ----------   ----------
                                                       ----------   ----------   ----------   ----------

                     The accompanying notes are an integral
                        part of the financial statements.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                      for the year ended December 31, 1993

                                   -----------



                                                        SealRite      Oldach
                                                        Windows,      Window
                                                          Inc.        Corp.     Eliminations   Combined
                                                        --------      ------    ------------   --------
Sales                                                 $15,770,656  $20,942,669  $(1,010,562) $35,702,763
                                                      -----------  -----------  -----------  -----------
Cost of sales:
  Beginning inventory                                   1,930,134    3,049,457         -       4,979,591
  Material purchases                                    7,873,293   10,186,596   (1,010,562)  17,049,327
  Labor                                                 1,458,807    3,059,183         -       4,517,990
  Overhead (Note 6)                                     1,627,283    2,193,700         -       3,820,983
                                                      -----------  -----------  -----------  -----------

                                                       12,889,517   18,488,936   (1,010,562)  30,367,891

  Ending inventory                                      2,205,568    3,525,701     (116,260)   5,615,009
                                                      -----------  -----------  -----------  -----------

                                                       10,683,949   14,963,235     (894,302)  24,752,882
                                                      -----------  -----------  -----------  -----------

      Gross profit                                      5,086,707    5,979,434     (116,260)  10,949,881
                                                      -----------  -----------  -----------  -----------

Selling and distribution expense                        2,805,916    1,526,861         -       4,332,777
Administration expense                                    945,713    1,558,544         -       2,504,257
                                                      -----------  -----------  -----------  -----------

                                                        3,751,629    3,085,405         -      6,837,034
                                                      -----------  -----------  -----------  -----------

      Income from operations                            1,335,078    2,894,029     (116,260)   4,112,847
                                                      -----------  -----------  -----------  -----------

Other income (expense):
  Interest income                                           6,515         -            -           6,515
  Interest expense                                       (177,442)    (240,856)        -        (418,298)
  Loss on sale of fixed assets                               -         (52,887)        -         (52,887)
Other                                                      21,450       12,359         -          33,809
                                                      -----------  -----------  -----------  -----------

                                                         (149,477)    (281,384)        -        (430,861)
                                                      -----------  -----------  -----------  -----------

      Income before minority interest                   1,185,601    2,612,645     (116,260)   3,681,986

Minority interest                                            -            -        (576,457)    (576,457)
                                                      -----------  -----------  -----------  -----------

      Net income                                      $ 1,185,601  $ 2,612,645  $  (692,717) $ 3,105,529
                                                      -----------  -----------  -----------  -----------
                                                      -----------  -----------  -----------  -----------


                     The accompanying notes are an integral
                        part of the financial statements.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      for the year ended December 31, 1993

                                -----------------


                                                SealRite Windows, Inc.
                         -------------------------------------------------------------------------
                                     Capital                                             Stock
                         Capital      Stock       Paid-In    Retained    Treasury    Subscriptions
                          Stock     Subscribed    Capital    Earnings     Stock       Receivable
                         -------    ----------    -------    --------    --------    -------------
Balance, December 31,      $915        $85       $141,857   $1,792,972   $(45,330)     $(144,333)
   1992

Sale of Treasury stock       -         -              -           -          -              -

Payments of stock
   subscriptions
   receivable                -         -              -           -          -            16,608

Net income                   -         -              -      1,185,601       -              -
Distribution to
   stockholders              -         -              -       (319,712)      -              -
                      ---------  ---------      ---------    ---------  ---------      ---------
Balance, December 31,
   1993                    $915        $85       $141,857   $2,658,861   $(45,330)     $(127,725)
                      ---------  ---------      ---------    ---------  ---------      ---------
                      ---------  ---------      ---------    ---------  ---------      ---------

                                                      Oldach Window Corp.
                        ----------------------------------------------------------------------
                        Capital    Paid-In    Treasury    Retained
                         Stock     Capital      Stock     Earnings    Eliminations    Combined
                        -------    -------    --------    --------    ------------    --------
Balance, December 31,  $454,000   $200,000    $(17,412)  $1,518,618    $(516,087)   $ 3,385,285
   1992

Sale of Treasury stock     -        53,142      17,412         -         (16,580)        53,974

Payments of stock
   subscriptions
   receivable              -          -           -            -            -            16,608

Net income                 -          -           -       2,612,645     (692,717)     3,105,529
Distribution to
   stockholders            -          -           -      (1,010,735)     237,523     (1,092,924)
                       --------  ---------   ---------   ----------    ---------    -----------

Balance, December 31,
   1993                $454,000   $253,142     $  -      $3,120,528    $(987,861)   $ 5,468,472
                       --------  ---------   ---------   ----------    ---------    -----------
                       --------  ---------   ---------   ----------    ---------    -----------

                     The accompanying notes are an integral
                        part of the financial statements.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                            STATEMENTS OF CASH FLOWS
                      for the year ended December 31, 1993

                                   ----------


                           INCREASE (DECREASE) IN CASH


                                                        SealRite      Oldach
                                                        Windows,      Window
                                                          Inc.        Corp.     Eliminations   Combined
                                                        --------      ------    ------------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                          $ 1,185,601  $ 2,612,645    $(692,717) $ 3,105,529
                                                      -----------  -----------  -----------  -----------
  Adjustments to reconcile net income to net cash
        provided by operating activities:
    Increase in allowance for doubtful accounts            60,000       26,161         -          86,161
    Depreciation and amortization                         131,870      196,583         -         328,453
    Loss on sale of fixed assets                             -          52,887         -          52,887
    Increase in accounts receivable                    (1,068,288)    (135,375)        -      (1,203,663)
    Decrease (increase) in due from affiliates             92,850     (171,338)     171,338       92,850
    Increase in inventories                              (275,434)    (476,244)     116,260     (635,418)
    Increase in prepaid expenses                          (11,763)    (236,197)        -        (247,960)
    Increase in other assets                               (5,325)        -            -          (5,325)
    Increase (decrease) in accounts payable                87,656     (124,564)        -         (36,908)
    Increase (decrease) in accrued expenses               (27,945)     178,746         -         150,801
    Increase (decrease) in due to affiliates              171,338      (66,308)    (171,338)     (66,308)
    Minority interest                                        -            -         355,514      355,514
                                                      -----------  -----------  -----------  -----------

            Total adjustments                            (845,041)    (755,649)     471,774   (1,128,916)
                                                      -----------  -----------  -----------  -----------

            Net cash provided by operating
                activities                                340,560    1,856,996     (220,943)   1,976,613
                                                      -----------  -----------  -----------  -----------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                         -           3,950         -           3,950
  Capital expenditures                                    (94,721)    (586,723)        -        (681,444)
                                                      -----------  -----------  -----------  -----------

            Net cash used in investing activities         (94,721)    (582,773)        -        (677,494)
                                                      -----------  -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving loan agreement           340,000     (190,491)        -         149,509
  Proceeds from issuance of long-term debt                500,000      364,172         -         864,172
  Repayment of long-term debt and revolving loan         (799,742)    (482,693)        -      (1,282,435)
  Payments of capital lease obligations                      -         (12,234)        -         (12,234)
  Decrease in stock subscriptions receivable               16,608         -            -          16,608
  Sale of treasury stock                                     -          70,554      (16,580)      53,974
  Distributions to shareholders                          (319,712)  (1,010,735)     237,523   (1,092,924)
                                                      -----------  -----------  -----------  -----------

            Net cash used in financing activities        (262,846)  (1,261,427)     220,943   (1,303,330)
                                                      -----------  -----------  -----------  -----------

Net increase (decrease) in cash                           (17,007)      12,796         -          (4,211)

Cash at beginning of year                                  22,885          850         -          23,735
                                                      -----------  -----------  -----------  -----------

Cash at end of year                                   $     5,878  $    13,646    $    -     $    19,524
                                                      -----------  -----------  -----------  -----------
                                                      -----------  -----------  -----------  -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest              $   220,230  $   251,221    $    -     $   471,451
                                                      -----------  -----------  -----------  -----------
                                                      -----------  -----------  -----------  -----------

                     The accompanying notes are an integral
                        part of the financial statements.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------



1.   ACCOUNTING POLICIES:

     The following is a summary of significant accounting policies followed in the preparation of these financial statements.

     (a)  PRINCIPLES OF COMBINING:
          The individual and combined financial statements include the accounts of SealRite Windows, Inc. and Oldach Window Corp. The shareholders of SealRite Windows, Inc. have seventy-seven percent ownership in Oldach Window Corp. Minority interest represents the twenty-three percent ownership interest in Oldach Window Corp. not held by shareholders of SealRite Windows, Inc. All material intercompany balances and transactions have been eliminated in combination.

     (b)  INDUSTRY INFORMATION:
          The Companies are principally engaged in the production and sale of window and door products and grants credit to homebuilders, substantially all of whom are located in the Midwest.

     (c)  INVENTORIES:
          Inventories of SealRite Windows, Inc. are valued at the lower of cost, on the last-in, first-out (LIFO) method, or market. Oldach Window Corp. inventories are valued at the lower of cost, on the first-in, first-out (FIFO) method, or market.

     (d)  DEPRECIATION:
          Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

          Maintenance and repairs are charged to expense as incurred while major renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

     (e)  EMPLOYEE BENEFIT PLAN:
          SealRite Windows, Inc. has a defined contribution Retirement Plan and a 401(k) Thrift Plan & Trust covering all employees who have completed one year of service. Participants in the 401(k) Thrift Plan & Trust may contribute up to 15% of their annual wages. The Company made contributions during the year to the 401(k) plan matching 100% of the amount contributed by participants up to a maximum of 4% of participants' compensation. The Company's total contribution to the 401(k) plan for the year ended December 31, 1993 was approximately $71,000.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                   ----------


1.   ACCOUNTING POLICIES, CONTINUED:

     (e)  EMPLOYEE BENEFIT PLAN, CONTINUED:
          Oldach Window Corp. has a defined contribution 401(k) plan covering all employees who have completed one year of full-time service. The Company made contributions during 1993 to the 401(k) plan matching 25% of the amount contributed by the participants up to a maximum of 2.5% of participants' compensation. In 1993, the Company made an additional discretionary contribution of 10% as determined by the Board of Directors. The Company's total contribution to the 401(k) plan for the year ended December 31, 1993 was $66,354.


2.   CASH BALANCES:

     The Companies each maintain a zero balance operating account as part of their cash management system. Checks not presented for payment as of December 31, 1993 of $242,000 and $68,000, respectively, are included in accounts payable. When presented for payment, these amounts are added to the Company's revolving credit line (See Note 4). Cash balances related to the depository accounts of approximately $173,000 and $42,000, respectively, were applied against the Company's revolving loan at December 31, 1993.


3.   INVENTORIES:

     As of December 31, 1993 combined inventories consisted of the following:

                                                  SealRite     Oldach
                                                  Windows,     Window
                                                    Inc.        Corp.    Eliminations  Combined
                                                  --------     ------    ------------  --------
     Inventories at FIFO
                      cost:
                 Raw materials                  $1,175,248   $1,671,163   $    -       $2,846,411
                 Work-in-process                   755,362    1,076,322        -        1,831,684
                 Finished goods                    960,043      778,216    (116,260)    1,621,999
                                                ----------   ----------   ---------    ----------

                                                 2,890,653    3,525,701    (116,260)    6,300,094
                     Less:  Excess of FIFO
                          cost over LIFO          (685,085)       -           -         (685,085)
                                                ----------   ----------   ---------    ----------

                                                $2,205,568   $3,525,701   $(116,260)   $5,615,009
                                                ----------   ----------   ---------    ----------
                                                ----------   ----------   ---------    ----------


     SealRite Windows, Inc. inventories were restated to fair value at their acquisition date in 1986, which was $181,913 in excess of the valuation reported for federal income tax purposes.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                   ----------


4.   BANK NOTES PAYABLE AND LONG-TERM DEBT:

     SealRite Windows, Inc. bank notes payable at December 31, 1993 consists of a revolving credit note payable to a local bank, bearing interest (6.5% at December 31, 1993) at 1/2% above the National Prime Rate established by the Bank, with the interest due quarterly. The maximum principal balance of the revolving loan is $2,500,000.

     Oldach Window Corp. bank notes payable at December 31, 1993 consists of a revolving credit note payable bearing interest (7.25% at December 31, 1993) at 1.25% above the National Prime Rate established by the Bank, with the interest due monthly. The maximum principal amount of the revolving loan is $3,000,000.

     Long-term debt at December 31, 1993 consists of the following:

                                                    Current     Noncurrent
                                                    -------     ----------
     Mortgage loan to bank due in monthly
     installments of $9,636 including interest
     (8.25% at December 31, 1993) at the monthly
     average yield on U.S. Treasury securities
     adjusted to a constant maturity of one year
     plus 350 basis points through July 1999.
     The remaining balance is due and payable
     August 1999.                                   $ 42,394     $  864,554

     Term note payable in monthly installments
     of $10,019 including interest at 7.5% with
     remaining principal and interest balance
     due at May 31, 1996.                             88,215        378,511

     Subordinated notes payable to shareholders,
     due in quarterly payments of $29,762
     beginning July 1991 through April 1994.
     Interest is payable quarterly (6.0% at
     December 31, 1993) at the First National
     Bank of Chicago prime rate.                     122,601           -
                                                    --------     ----------

     Balance, carried forward                       $253,210     $1,243,065


                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                   ----------


4.   BANK NOTES PAYABLE AND LONG-TERM DEBT, CONTINUED:


                                                    Current     Noncurrent
                                                    -------     ----------
     Balance, brought forward                       $253,210     $1,243,065

     10.5% note payable to a former shareholder
     due in monthly installments of $839 plus
     interest commencing April 30, 1992 with
     remaining principal and interest due
     October 1994.                                     8,819           -

     10.5% note payable to a former shareholder
     due in monthly installments of $5,088 plus
     interest commencing April 30, 1992 with
     remaining principal and interest due
     November 1994.                                   49,647           -

     Term note payable in monthly installments
     of $17,800 including interest at 1/2% above
     the reference rate adjusted quarterly (7.5%
     at December 31, 1993) with the unpaid
     principal balance due October 10, 1994.         166,046           -

     Short-term bank note payable repaid in
     February, 1994, including interest at 8%.       200,000           -

     Note payable in monthly installments of
     $10,324 including interest at 10.5%
     through April 1997.                              91,766        255,396

     9.5% note payable to a former shareholder
     due January 1, 1994.                              8,705           -

     Miscellaneous equipment and vehicle notes
     payable bearing interest at various rates
     ranging from 6.9% to 12.5% maturing from
     1993 through 1996.                               33,070         50,805
                                                    --------     ----------

                                                    $811,263     $1,549,266
                                                    --------     ----------
                                                    --------     ----------

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                   ----------


4.   BANK NOTES PAYABLE AND LONG-TERM DEBT, CONTINUED:

     The notes payable are collateralized by fixed assets (excluding real estate), inventory, accounts receivable, deposit accounts, stock and assignment of a portion of officers life insurance policies. These agreements contain provisions, which among other things, require the Company to maintain a minimum amount of working capital, net worth and net income, a debt to equity ratio, and limit or prohibit additional borrowings, guarantees, sale of assets, dividends, remuneration, fixed assets additions and sale or acquisition of its stock.

     As of December 31, 1993, long-term debt matures as follows:

          1994                     $  811,263
          1995                        277,685
          1996                        462,615
          1997                         94,662
          1998                         58,902
          Thereafter                  655,402
                                   ----------
                                   $2,360,529
                                   ----------
                                   ----------


5.   INCOME TAXES:

     The Companies are taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision is made in the accounts of the companies for any income taxes arising from operations since that date as such amounts are assets or liabilities of the individual stockholders and the amounts thereof depend upon their respective tax situations.


6.   COMMITMENTS:

     Oldach Window Corp. leases certain equipment under lease agreements expiring through 1997, which have been accounted for as capital leases. As of December 31, 1993, the cost and related accumulated depreciation of the capitalized leased equipment aggregated $69,503 and $18,463, respectively.

     The Companies also lease certain facilities and equipment under operating leases which expire on various dates through 1999. Oldach Window Corp. leased real estate from stockholders under an agreement which expired on December 31, 1993 and was not renewed.

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                   ----------


6.   COMMITMENTS, CONTINUED:

     At December 31, 1993, minimum lease payments due under capital leases and operating leases with terms over one year are as follows:

                                                   Capital      Operating
                                                   Leases        Leases
                                                   -------      ---------
          1994                                     $21,979     $  550,316
          1995                                      16,559        523,524
          1996                                      18,797        412,476
          1997                                       5,904        354,313
          1998                                         -          342,438
          1999                                         -           18,554
                                                   -------     ----------
     Total future minimum lease payments            63,239     $2,201,621
                                                               ----------
                                                               ----------

     Less amount representing interest
       (rates ranging from 6.9% to 33%)
       and taxes                                    18,484
                                                   -------

     Present value of net future minimum
       lease payments                               44,755

     Less current maturities                        13,384
                                                   -------

     Long-term portion                             $31,371
                                                   -------
                                                   -------

     Total rent expenses for all operating leases aggregated $930,926 at December 31, 1993, of which $242,657 was paid to stockholders in 1993.


7.   CAPITAL STOCK:

     Capital stock of the Companies is summarized below:

                                                   SealRite        Oldach
                                                   Windows,        Window
                                                     Inc.           Corp.
                                                   --------        ------
          Par Value                                     $1         No par
          Authorized shares                          2,000         1,635
          Shares issued                                915         1,635

                 SEALRITE WINDOWS, INC. AND OLDACH WINDOW CORP.

                                   ----------


7.   CAPITAL STOCK, CONTINUED:

     The Company has an agreement with its management shareholders with respect to any and all transfers or sales of Company stock. The agreement is effective for all transactions with third parties and upon termination of employment, disability or death. Each shareholder must offer their shares to the Company initially and then to the remaining shareholders before selling such shares to third parties. The purchase price shall be equal to that agreed to with the third party or the book value of the shares as adjusted pursuant to the agreement.

Item 7 (a)     Financial Statements of Businesses Acquired
               (Continued)

     Unaudited interim condensed combined balance sheet of the SealRite Windows, Inc. and Oldach Window Corp., as of September 30, 1994, and the related unaudited condensed combined statements of income and cash flows for the nine months ended September 30, 1994.

     The condensed combined financial statements included herein have been prepared by SealRite Windows, Inc. and Oldach Window Corp. (S&O), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of S&O's management, all adjustments necessary to present fairly the results of the periods presented have been included therein. Certain information and footnote disclosure normally included in financial statements have been condensed or omitted pursuant to such rules and regulations, although S&O believes that the disclosures are adequate to make the information presented not misleading. It is recommended that these condensed combined financial statements be read in conjunction with the audited financial statements and notes thereto included in this Form 8K/A.

     The results of operations for the nine months ended September 30, 1994 are not necessarily indicative of the results that might be expected for the fiscal year ended December 31, 1994.

                            SealRite Windows, Inc. and
                               Oldach Window Corp.
                   Condensed Combined Balance Sheet (Unaudited)
                            As of September 30, 1994
                             (Amounts in thousands)

Assets
- -------------------------------------------------------------------------------

Current assets
   Receivables, net                             $6,724
   Inventories                                   6,649
   Other                                            18
                                             ---------
                                                13,391

Property and equipment                           5,202
Accumulated depreciation                        (2,844)
                                             ---------
                                                 2,358




Other assets                                       117
                                             ---------
                                               $15,866
                                             ---------
                                             ---------


Liabilities and Stockholders' Equity
- --------------------------------------------------------------------------------
Current liabilities
   Notes payable                                $3,428
   Current portion of long-term debt               105
   Accounts payable and accruals                 3,648
                                              --------
                                                 7,181


Long-term debt                                   1,533


Stockholders' Equity                             7,152
                                              --------
                                               $15,866
                                              --------
                                              --------

                            SealRite Windows, Inc. and
                                Oldach Window Corp.
                 Condensed Combined Statement of Income (Unaudited)
                   For the Nine Months Ended September 30, 1994
                              and September 30, 1993
                              (Amounts in thousands)
- -------------------------------------------------------------------------------

                              September 30,       September 30,
                                  1994                1993
                            ---------------     ---------------
Sales                               $31,533            $27,401
                            ---------------     --------------


Costs and expenses
   Cost of sales                     22,507             19,634
   Selling expenses                   4,115              3,509
   Administrative expenses            1,811              1,438
                            ---------------     --------------
                                     28,433             24,581
                            ---------------     --------------

Income from operations                3,100              2,820

Interest expense                       (247)              (286)
                            ---------------     --------------

Income before income tax              2,853              2,534


Income taxes                              0                  0
                            ---------------     --------------


Net Income                           $2,853             $2,534
                            ---------------     --------------
                            ---------------     --------------

                            SealRite Windows, Inc. and
                                Oldach Window Corp.
                 Condensed Combined Statement of Cash Flows (Unaudited)
                   For the Nine Months Ended September 30, 1994
                              and September 30, 1993
                              (Amounts in thousands)

- -------------------------------------------------------------------------------

                                              September 30,       September 30,
                                                  1994                1993
                                            -----------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
- ------------------------------------

Net Income                                            $2,853            $2,534

Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation                                        1,493             1,492


Change in working capital items:
   Receivables                                        (1,706)           (1,455)
   Inventories                                          (790)             (593)
   Other current assets                                  378              (162)
   Accounts payable and accrued liabilities              755               334
                                            ----------------------------------


Net cash provided by operating activities:             $2,983           $2,150
- -------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
- ------------------------------------

Capital expenditures                                  $(1,437)         $(1,870)
                                            -----------------------------------

Net cash used in investing activities                 $(1,437)         $(1,870)
- -------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
- ----------------------------------------------

Net borrowings under lines of credit                  $1,486            $1,375
Principal payments on long-term debt                    (767)             (619)
Partners' tax distributions                           (2,285)           (1,060)
                                            -----------------------------------

Net cash used in financing activities                $(1,566)            $(304)
- -------------------------------------------------------------------------------

Net decrease in cash and cash equivalents               $(20)             $(24)
                                            -----------------------------------
                                            -----------------------------------


Item 7 (b)          Pro Forma Financial Information


     Pro forma balance sheet as of October 1, 1994.

     Pro forma statement of income for the nine months ended October 1, 1994.

     Pro forma statement of income for the fiscal year ended January 1, 1994.

                           TJ International, Inc. and
              Combined SealRite Windows, Inc. & Oldach Window Corp.
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                              As of October 1, 1994
                             (Amounts in thousands)

                                                                                                                    Pro Forma
                                            TJ International,       SealRite &        Pro Forma                   Consolidated
ASSETS                                            Inc.                Oldach         Adjustment        Note       Balance Sheet
- -------------------------------------------------------------------------------------------------------------------------------
Current assets
   Cash and cash equivalents                          $45,540               $0            $(758)        (2)             $44,782
   Marketable securities                               13,839                0                0                          13,839
   Receivables, net                                    47,592            6,724                0                          54,316
   Inventories                                         64,183            6,649                0                          70,832
   Other                                               11,270               18                0                          11,288
                                            -----------------------------------------------------------------------------------
                                                      182,424           13,391             (758)                        195,057

Property
   Property and equipment                             465,975            5,202                0                         471,177
   Accumulated depreciation                          (137,859)          (2,844)               0                        (140,703)
                                            -----------------------------------------------------------------------------------
                                                      328,116            2,358                0                         330,474

Goodwill                                               22,880                0           26,848         (4)              49,728
Unexpended bond funds                                  23,185                0                0                          23,185
Other assets                                           10,413              117              800         (1)              11,330
                                            -----------------------------------------------------------------------------------
                                                     $567,018          $15,866          $26,890                        $609,774
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
- -------------------------------------------------------------------------------------------------------------------------------
Current liabilities
   Notes payable                                       $1,778           $3,428          $(3,428)        (2)              $1,778
   Current portion of long-term debt                    1,470              105             (105)        (2)               1,470
   Accounts payable and accruals                       60,304            3,648              736       (1)(2)             64,688
                                            -----------------------------------------------------------------------------------
                                                       63,552            7,181           (2,797)                         67,936

Long-term debt, less current portion                   88,745            1,533           18,839       (2)(3)            109,117

Deferred income taxes                                   7,174                0                0                           7,174
Other long-term liabilities                            13,519                0                0                          13,519


Minority interest in partnerships                     148,418                0           18,000         (5)             166,418


Stockholders' equity                                  245,610            7,152           (7,152)      (3)(4)            245,610
                                            -----------------------------------------------------------------------------------
                                                     $567,018          $15,866          $26,890                        $609,774
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------

                           TJ International, Inc. and
              Combined SealRite Windows, Inc. & Oldach Window Corp.
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                    For the nine months ended October 1, 1994
                 (Amounts in thousands except per share figures)

                                                                                                                   Pro Forma
                                            TJ International,       SealRite &        Pro Forma                  Consolidated
                                                  Inc.                Oldach         Adjustment        Note    Income Statement
                                            -----------------------------------------------------------------------------------
Sales                                                $470,247          $31,533               $0                        $501,780
                                            -----------------------------------------------------------------------------------

Costs and expenses
   Cost of sales                                      354,063           22,507                0                         376,570
   Selling expenses                                    46,489            4,115                0                          50,604
   Administrative expenses                             25,024            1,811              504         (6)              27,339
                                            -----------------------------------------------------------------------------------
                                                      425,576           28,433              504                         454,513
                                            -----------------------------------------------------------------------------------


Income from operations                                 44,671            3,100             (504)                         47,267
Investment income, net                                  1,386                0                0                           1,386
Interest expense                                            0             (247)             247         (7)                   0
Minority interest in partnerships                     (24,894)               0             (434)        (8)             (25,328)
                                            -----------------------------------------------------------------------------------
Income before income taxes                             21,163            2,853             (691)                         23,325
Income taxes                                            8,677                0              886                           9,563
                                            -----------------------------------------------------------------------------------
Net Income                                            $12,486           $2,853          $(1,577)                        $13,762
                                            -----------------------------------------------------------------------------------

Net Income per common share
   Primary                                              $0.68                                                             $0.75
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------
   Fully diluted                                        $0.64                                                             $0.71
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------


Weighted average number of
common shares outstanding
   Primary                                             17,356                                                            17,356
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------
   Fully diluted                                       18,626                                                            18,626
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------

                           TJ International, Inc. and
              Combined SealRite Windows, Inc. & Oldach Window Corp.
        Pro Forma Condensed Consolidated Statement of Income (Unaudited)
                       For the year ended January 1, 1994
                 (Amounts in thousands except per share figures)

                                                                                                                   Pro Forma
                                            TJ International,       SealRite &        Pro Forma                  Consolidated
                                                  Inc.                Oldach         Adjustment        Note    Income Statement
                                            -----------------------------------------------------------------------------------
Sales                                                $551,204          $35,703               $0                        $586,907
                                            -----------------------------------------------------------------------------------

Costs and expenses
   Cost of sales                                      408,853           24,753                0                         433,606
   Selling expenses                                    59,040            4,333                0                          63,373
   Administrative expenses                             50,475            2,523              672         (6)              53,670
                                            -----------------------------------------------------------------------------------
                                                      518,368           31,609              672                         550,649
                                            -----------------------------------------------------------------------------------

Income from operations                                 32,836            4,094             (672)                         36,258
Investment income, net                                    449                0                0                             449
Interest expense                                       (3,136)            (412)            (948)        (7)              (4,496)
Minority interest in partnerships                     (10,149)               0             (546)        (8)             (10,695)
                                            -----------------------------------------------------------------------------------
Income before income taxes                             20,000            3,682           (2,166)                         21,516
Income taxes                                            7,472                0              566                           8,038
                                            -----------------------------------------------------------------------------------
Net Income                                            $12,528           $3,682          $(2,732)                        $13,478
                                            -----------------------------------------------------------------------------------

Net Income per common share
   Primary                                              $0.82                                                             $0.88
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------
   Fully diluted                                        $0.76                                                             $0.82
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------

Weighted average number of
common shares outstanding
   Primary                                             14,267                                                            14,267
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------
   Fully diluted                                       15,603                                                            15,603
                                            -----------------                                                 -----------------
                                            -----------------                                                 -----------------

TJ INTERNATIONAL, INC.,  SEALRITE WINDOWS, INC. AND OLDACH WINDOW
CORP.  EXPLANATORY NOTES TO PRO FORMA FINANCIAL INFORMATION


TRANSACTION

      On October 11, 1994, TJ International, Inc. (the "Company") formed a Delaware general partnership (the "Partnership"), combining the Company's wholly-owned subsidiary, Norco Windows, Inc., a Wisconsin corporation ("Norco"), with SealRite Windows, Inc., a Nebraska corporation ("SealRite") and Oldach Window Corp., a Delaware corporation ("Oldach"). The Partnership, which was initially formed as the N-S&O Partnership, will operate under the name "Outlook Window Partnership ("Outlook")."

      Under the terms of a Partnership Formation and Contribution Agreement, the Company contributed to the Partnership all of the assets and liabilities of Norco and all of the issued and outstanding capital stock of its wholly-owned subsidiaries, Dashwood Industries Limited, a corporation organized under the laws of the Province of Ontario, Canada ("Dashwood"), and R. Laflamme & Frere, Quebec, ("Laflamme"), in exchange for a 73.5% interest in the Partnership.

      SealRite and Oldach contributed all of their respective assets and liabilities in exchange for an aggregate 26.5% interest in the Partnership. The Partnership Agreement of the Partnership provides that the Company shall make an additional cash contribution to the Partnership equal to the amount of any operating losses for Norco, Dashwood and Laflamme for the period October 3, 1994 to December 31, 1995.

      The Company's acquisition of a 73.5% ownership interest in the Partnership is accounted for using the purchase method of accounting. The former Norco, Dashwood and Laflamme assets and liabilities are recorded at their historical net book value. The former S&O assets and liabilities are recorded at their fair market value.

      On October 27, 1994, the Company announced it has signed a letter of intent to sell its Dashwood window subsidiary to Andersen Corporation. Also, on December 5, 1994 Andersen Corporation has expressed an intent to purchase the company's Laflamme subsidiary. The sale of both these companies is targeted to be effective at the end of the company's 1994 fiscal year. If the sale pursuant to the terms of the letter of intent the company's interest in Outlook would decrease to approximately 64%.

PRO FORMA FINANCIAL STATEMENTS

      The accompanying pro forma financial statements are required by and prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The pro forma portions of the accompanying statements make certain assumptions concerning current and historical events, which may or may not be applicable in the circumstances. Accordingly, no assurances can be given that the pro forma financial statements are necessarily indicative of the results that may have happened in the past or might be expected for the future.

      The accompanying pro forma balance sheet shows how the transaction might have affected the company's historical balance sheet if the transaction had been fully consummated on October 1, 1994. The audit of the assets and liabilities contributed to the Partnership is not yet completed. Any material adjustments as a result of the audit would affect the balances reported in the accompanying pro forma consolidated balance sheet.

      The accompanying pro forma statements of income show how the transaction might have affected the Company's historical income statements had the transaction been consummated at the beginning of the periods presented in the statements. The pro forma income statements are based on the audited income statements of the Company and S&O for the fiscal year ended January 1, 1994, and on the unaudited income statements for the Company and S&O for the nine months ended October 1, 1994. Pro forma adjustments to the historical financial statements are described in the following notes:

1. Adjustment to reflect the estimated unpaid transaction related costs and liability.

2. Adjustment to reflect the pay off of short-term and certain long-term borrowings of S&O through refinancing with a draw on the Company's Revolving Credit Facility, coupled with a cash payment.

3. Adjustment to reflect the distribution to former shareholders of S&O funded by a draw on the Company's Revolving Credit
      Facility.

4. Adjustment to reflect the fair market value of the businesses acquired.

5. Adjustment to reflect the minority interest for the 26.5% portion of the partnership owned by S&O.

6. Adjustment to reflect the amortization over 40 years of goodwill arising from the acquisition.

7. Adjustment to reflect the additional interest expense on the incremental borrowing described in note 3 above. For the nine months ended October 1, 1994, all interest expense would be capitalized into construction in progress.

8. Adjustment to reflect the allocation of 26.5% of S&O's income to the minority interest. The pro forma results assume the allocation to the Company of all the losses of Norco, Dashwood and Laflamme for the periods presented, consistent with the allocation of any such losses agreed to by the partners for the period October 3, 1994 to December 31, 1995.